Exhibit 99.1

February 19, 2025	Investor Contact:
Aaron Musgrave
Vice President, Investor Relations
856-955-4029
aaron.musgrave@amwater.com

Media Contact:
Maureen Duffy
Executive Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com
AMERICAN WATER REPORTS 2024 RESULTS ON TRACK
AFFIRMS LONG-TERM GROWTH TARGETS
CEO HARDWICK TO RETIRE IN MAY; GRIFFITH TO ASSUME CEO ROLE

•Reported 2024 earnings of $5.39 per share, compared to $4.90 per share in 2023
◦2024 earnings, weather-normalized and excluding incremental interest from amended HOS seller note, of $5.18 per share, compared to $4.77 per share in 2023, an 8.6% year over year increase
•Delivered dividend growth of 8.1% for the year
•Invested $3.3 billion in capital in 2024 to address aging infrastructure, water quality, resiliency and closed acquisitions
•Added nearly 90,000 customer connections, of which 69,500 were through closed acquisitions
•Affirmed long-term EPS and dividend growth targets of 7-9%
•CEO M. Susan Hardwick to retire May 14, 2025, and John Griffith, President of American Water, to succeed Hardwick

CAMDEN, N.J., February 19, 2025 - American Water Works Company, Inc. (NYSE: AWK) today reported earnings of $1.22 per share for the fourth quarter 2024 compared to $0.88 per share in 2023, and full year earnings in 2024 of $5.39 per share compared to $4.90 per share in 2023.
“American Water once again successfully executed on its guidance and plan, including industry-leading earnings and dividend growth in 2024. We invested $3.3 billion in regulated operations, led by infrastructure renewal, and the completion of 13 acquisitions which added nearly 70,000 customers, achieving the company’s 2% acquisition annual growth target,” said John Griffith, president of American Water.
“American Water continues to be the leader in all aspects of the water and wastewater utility industry and is the only pure play, large-cap water utility in the U.S.,” said M. Susan Hardwick, CEO of American Water. “We believe this is a mission-driven business and, what’s important is to deliver safe, clean, reliable, and affordable water and wastewater services to those we currently serve and to even more people in this country,” added Hardwick.
2025 Earnings Per Share (“EPS”) Guidance and Long-Term Financial Targets Affirmed
The company affirms its 2025 EPS guidance range of $5.65 to $5.75, which includes approximately $0.10 per share of incremental interest income resulting from the early 2024 amendment to the terms of the secured seller note receivable from the 2021 sale of the former Homeowner Services Group (“HOS”). The company also affirms its long-term financial targets, including its long-term EPS and dividend growth rate targets of 7-9%. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Cautionary Statement Concerning Forward-Looking Statements” below and under “Risk Factors” in its annual, quarterly, and current reports filed with the Securities and Exchange Commission (“SEC”).

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Consolidated Results
For the three and twelve months ended December 31, 2024, earnings per share were $1.22 and $5.39, respectively, compared to $0.88 and $4.90 per share in the same periods in 2023. Increased results were driven primarily by the implementation of new rates in the Regulated Businesses from capital and acquisition investments. Results also reflect increased production and employee-related costs, increased depreciation and higher financing costs used to fund the current capital investment plan. Results for the three and twelve months ended December 31, 2024, reflect the net favorable impact of warmer, drier weather compared to normal, estimated at $0.05 and $0.12 per share, respectively. Results for the three and twelve months ended December 31, 2023, reflect the net favorable impact of weather compared to normal, estimated at $0.02 and $0.13 per share, respectively. Results for the three and twelve months ended December 31, 2024, include incremental interest income of $0.02 and $0.09 per share, respectively, resulting from the early 2024 amendment to the secured seller note from the sale of the former HOS business.
In 2024, the company invested $3.3 billion in infrastructure improvements and growth, including $417 million for regulated acquisitions.
Regulated Businesses
In the fourth quarter of 2024, the Regulated Businesses’ net income was $250 million, compared to $188 million for the same period in 2023. For the full year 2024, the Regulated Businesses’ net income was $1.1 billion, compared to $971 million in 2023.
Operating revenues increased $132 million and $376 million for the three and twelve months ended December 31, 2024, respectively, as compared to the same periods in 2023. The increases in operating revenues were primarily a result of authorized revenue increases resulting from completed general rate cases and infrastructure proceedings to recover incremental capital and acquisition investments.
Since January 1, 2024, the company has been authorized additional annualized revenues of approximately $389 million from general rate cases, with $283 million effective in 2024 and $106 million effective in 2025. Further, approximately $113 million of additional annualized revenues from infrastructure surcharges have been authorized, with $90 million effective in 2024 and $23 million effective in 2025. The company has general rate cases in progress in four jurisdictions, reflecting a total annualized revenue request of approximately $161 million.
Operating expenses were higher by $30 million and $169 million for the three and twelve months ended December 31, 2024, respectively, as compared to the same periods in 2023. Operating expenses were higher primarily due to an increase in employee-related costs, increased production costs, which include higher purchased water cost and usage, as well as general taxes associated with increased capital investment. Operating expenses also include depreciation expense, which was higher by $25 million and $79 million in the same periods, respectively, due to the growing capital investment.
Interest expense was higher by $15 million and $52 million for the three and twelve months ended December 31, 2024, respectively, as compared to the same periods in 2023, to fund capital investments.
Dividends
On December 6, 2024, the company’s Board of Directors declared a quarterly cash dividend payment of $0.7650 per share of common stock payable on March 4, 2025, to shareholders of record as of February 7, 2025.
CEO Transition
American Water also announced today that M. Susan Hardwick will retire May 14, 2025, the date of the company’s annual shareholder meeting. She will be succeeded by John C. Griffith, currently President of American Water. Hardwick joined American Water as CFO in 2019 as one of the utility industry's most seasoned and respected financial experts. In February 2022, she was named President and CEO.
“On behalf of the American Water Board of Directors, I thank Susan for her tremendous leadership over the past six years,” said Karl Kurz, Chair of the American Water Board of Directors. “Under her leadership as CEO, the company solidified its position as a top tier performer on earnings and dividend growth, increased its ten-year capital plan to $42 billion to support decades of needed infrastructure renewal, and led American Water’s efforts to help our country address water and wastewater challenges, closing over 100 acquisitions across 12 regulated states. She did all this while always living up to the company’s values.”

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“John is an exceptional choice as CEO and he and the management team have the full confidence of the Board. John will continue American Water’s strong record of industry leadership and high performance,” Kurz continued. “Today’s news is a true reflection of our Board’s commitment to a robust succession plan to ensure American Water has a deeply experienced and strong leadership team for decades to come. The full leadership team is highly regarded, well experienced and will continue to serve all of American Water’s stakeholders well.”
John C. Griffith was named President of American Water in July of 2024. Griffith served as Executive Vice President and Chief Financial Officer of American Water since 2022. In his role, Griffith was responsible for all aspects of financial management and strategy, including finance strategy and planning, treasury, accounting, enterprise risk and internal audit, supply chain, control functions, and business development.
Prior to joining American Water, Griffith served as a Managing Director in Bank of America Securities’ Mergers & Acquisitions (M&A) group, leading the firm’s M&A practice for regulated utilities and renewable energy. Before joining Bank of America Securities in 2014, Griffith served as CEO of HighWave Energy, a start-up renewable fuels company. He also held multiple positions during a fourteen-year career with Merrill Lynch & Co., culminating as a Managing Director in M&A.
2024 Fourth Quarter and Year-End Earnings Conference Call
The conference call to discuss the fourth quarter and year-end 2024 earnings, 2025 EPS guidance, and affirmation of long-term targets will take place on Thursday, February 20, 2025, at 9 a.m. Eastern Standard Time. Interested parties may listen to an audio webcast through a link on the company’s Investor Relations website at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online in advance at ir.amwater.com. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.
Following the earnings conference call, a replay of the audio webcast will be available for one year on American Water’s Investor Relations website at ir.amwater.com/events.
About American Water
American Water (NYSE: AWK) is the largest regulated water and wastewater utility company in the United States. With a history dating back to 1886, We Keep Life Flowing® by providing safe, clean, reliable and affordable drinking water and wastewater services to over 14 million people with regulated operations in 14 states and on 18 military installations. American Water’s 6,700 talented professionals leverage their significant expertise and the company’s national size and scale to achieve excellent outcomes for the benefit of customers, employees, investors and other stakeholders.
For more information, visit amwater.com and join American Water on LinkedIn, Facebook, X and Instagram.
Throughout this press release, unless the context otherwise requires, references to the “company” and “American Water” mean American Water Works Company, Inc. and all of its subsidiaries, taken together as a whole. All statements related to earnings and earnings per share refer to diluted earnings and earnings per share.
Non-GAAP Financial Measures
This press release includes a presentation of American Water’s 2024 earnings per share and 2025 earnings guidance range excluding the incremental interest income from the amended HOS note. These presentations constitute “non-GAAP financial measures” under SEC rules. The presentations are derived from American Water’s consolidated financial information but do not appear in financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). These presentations supplement American Water’s GAAP disclosures and should be considered in addition to, and not in substitution of, measures of financial performance prepared in accordance with GAAP. Management believes these presentations are useful to American Water’s investors because they exclude an item not reflective of the company’s ongoing operating results and will allow investors to understand better the operating performance of American Water’s regulated businesses. Although management will use these presentations internally to evaluate American Water’s results of operations and to facilitate a meaningful year-to-year comparison thereof, management does not intend for them to represent future results as defined by GAAP, and investors should not consider them as such. In addition, these presentations may not be comparable to similar presentations by other companies, and, accordingly, they may have significant limitations in their use.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2025 earnings guidance, the company’s long-term financial, growth and dividend targets, the ability to achieve the company’s strategies and goals, customer affordability and

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acquired customer growth, the outcome of the company’s pending acquisition activity, the amount and allocation of projected capital expenditures, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “likely,” “uncertain,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results, levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may vary materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates; the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions; changes in customer demand for, and patterns of use of, water and energy, such as may result from conservation efforts, or otherwise; limitations on the availability of the company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; a loss of one or more large industrial or commercial customers due to adverse economic conditions, or other factors; present and future proposed changes in laws, governmental regulations and policies, including with respect to the environment (such as, for example, potential improvements to existing Federal regulations with respect to lead and copper service lines and galvanized steel pipe), health and safety, data and consumer privacy, security and protection, water quality and water quality accountability, contaminants of emerging concern (including without limitation per- and polyfluoroalkyl substances (“PFAS”)), public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations; the company’s ability to collect, distribute, use, secure and store consumer data in compliance with current or future governmental laws, regulations and policies with respect to data and consumer privacy, security and protection; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the company’s aging infrastructure, and its ability to appropriately improve the resiliency of or maintain, update, redesign and/or replace, current or future infrastructure and systems, including its technology and other assets, and manage the expansion of its businesses; exposure or infiltration of the company’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means, and impacts from required or voluntary public and other disclosures, as well as civil class action and other litigation or legal, regulatory or administrative proceedings, related thereto; the company’s ability to obtain permits and other approvals for projects and construction, update, redesign and/or replacement of various water and wastewater facilities; changes in the company’s capital requirements; the company’s ability to control operating expenses and to achieve operating efficiencies, and the company’s ability to create, maintain and promote initiatives and programs that support the affordability of the company’s regulated utility services; the intentional or unintentional actions of a third party, including contamination of the company’s water supplies or the water provided to its customers; the company’s ability to obtain and have delivered adequate and cost-effective supplies of pipe, equipment (including personal protective equipment), chemicals, power and other fuel, water and other raw materials, and to address or mitigate supply chain constraints that may result in delays or shortages in, as well as increased costs of, supplies, products and materials that are critical to or used in the company’s business operations; the company’s ability to successfully meet its operational growth projections, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to: acquiring, closing and successfully integrating regulated operations; the company’s Military Services Group entering into new military installation contracts, price redeterminations, and other agreements and contracts with the U.S. government; and realizing anticipated benefits and synergies from new acquisitions; risks and uncertainties following the completion of the sale of the company’s former HOS business, including: the company’s ability to receive amounts due, payable and owing to the company under the amended secured seller note when due; and the ability of the company to redeploy successfully and timely the net proceeds of this transaction into the company’s Regulated Businesses; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement, security and cybersecurity regulations; cost overruns relating to improvements in or the expansion of the company’s operations; the company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the company’s ability to maintain safe work sites; the company’s exposure to liabilities related to environmental laws and regulations, including those enacted or adopted and under consideration, and the substances related thereto, including without limitation copper, lead and galvanized steel, PFAS and other contaminants of emerging concern, and similar matters resulting from, among other things, water and wastewater service provided to customers; the ability of energy providers, state governments and other third parties to achieve or fulfill their greenhouse gas emission reduction goals, including without limitation through stated renewable portfolio standards and carbon transition plans; changes in general economic, political, business and financial market conditions; access to sufficient debt and/or equity capital on satisfactory terms and as needed to

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support operations and capital expenditures; fluctuations in inflation or interest rates, and the company’s ability to address or mitigate the impacts thereof; the ability to comply with affirmative or negative covenants in the current or future indebtedness of the company or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks by credit rating agencies with respect to the company or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect the company’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions; fluctuations in the value of, or assumptions and estimates related to, its benefit plan assets and liabilities, including with respect to its pension and other post-retirement benefit plans, that could increase expenses and plan funding requirements; changes in federal or state general, income and other tax laws, including (i) future significant tax legislation or regulations (including without limitation impacts related to the Corporate Alternative Minimum Tax), and (ii) the availability of, or the company’s compliance with, the terms of applicable tax credits and tax abatement programs; migration of customers into or out of the company’s service territories and changes in water and energy consumption resulting therefrom; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the company’s utility subsidiaries, including without limitation litigation and other proceedings with respect to the water system assets of the company’s California subsidiary located in Monterey, California, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained; the incurrence of impairment charges, changes in fair value and other adjustments related to the company’s goodwill or the value of its other assets; labor actions, including work stoppages and strikes; the company’s ability to retain and attract highly qualified and skilled employees and talent; civil disturbances or unrest, or terrorist threats or acts, or public apprehension about future disturbances, unrest, or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above, and the risk factors included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements American Water makes speak only as of the date of this press release. American Water does not have or undertake, and specifically disclaims, any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
AWK-IR

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations
(In millions, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
	(Unaudited)
Operating revenues	$1,201	$1,032	$4,684	$4,234
Operating expenses:
Operation and maintenance	519	472	1,858	1,720
Depreciation and amortization	207	181	788	704
General taxes	74	80	320	307
Other	1	—	—	(1)
Total operating expenses, net	801	733	2,966	2,730
Operating income	400	299	1,718	1,504
Other income (expense):
Interest expense	(136)	(118)	(523)	(460)
Interest income	23	21	94	73
Non-operating benefit costs, net	5	6	28	32
Other, net	11	10	42	47
Total other income (expense)	(97)	(81)	(359)	(308)
Income before income taxes	303	218	1,359	1,196
Provision for income taxes	64	47	308	252
Net income attributable to common shareholders	$239	$171	$1,051	$944

Basic earnings per share: (a)
Net income attributable to common shareholders	$1.22	$0.88	$5.39	$4.90
Diluted earnings per share: (a)
Net income attributable to common shareholders	$1.22	$0.88	$5.39	$4.90
Weighted-average common shares outstanding:
Basic	195	195	195	193
Diluted	195	195	195	193
(a)Amounts may not calculate due to rounding.

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets
(In millions, except share and per share data)

	December 31, 2024	December 31, 2023
ASSETS
Property, plant and equipment	$35,059	$32,189
Accumulated depreciation	(7,021)	(6,751)
Property, plant and equipment, net	28,038	25,438
Current assets:
Cash and cash equivalents	96	330
Restricted funds	29	34
Accounts receivable, net of allowance for uncollectible accounts of $53 and $51, respectively	416	339
Income tax receivable	25	86
Unbilled revenues	315	302
Materials and supplies	103	112
Other	231	186
Total current assets	1,215	1,389
Regulatory and other long-term assets:
Regulatory assets	1,150	1,106
Secured seller promissory note from the sale of the Homeowner Services Group	795	720
Operating lease right-of-use assets	89	86
Goodwill	1,144	1,143
Other	399	416
Total regulatory and other long-term assets	3,577	3,471
Total assets	$32,830	$30,298

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets
(In millions, except share and per share data)

	December 31, 2024	December 31, 2023
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 200,371,701 and 200,144,968 shares issued, respectively)	$2	$2
Paid-in-capital	8,598	8,550
Retained earnings	2,112	1,659
Accumulated other comprehensive income (loss)	12	(26)
Treasury stock, at cost (5,451,216 and 5,414,867 shares, respectively)	(392)	(388)
Total common shareholders' equity	10,332	9,797
Long-term debt	12,518	11,715
Redeemable preferred stock at redemption value	3	3
Total long-term debt	12,521	11,718
Total capitalization	22,853	21,515
Current liabilities:
Short-term debt	879	179
Current portion of long-term debt	637	475
Accounts payable	346	294
Accrued liabilities	791	791
Accrued taxes	156	67
Accrued interest	111	93
Other	230	252
Total current liabilities	3,150	2,151
Regulatory and other long-term liabilities:
Advances for construction	383	352
Deferred income taxes and investment tax credits	2,881	2,717
Regulatory liabilities	1,416	1,481
Operating lease liabilities	76	73
Accrued pension expense	217	262
Other	277	196
Total regulatory and other long-term liabilities	5,250	5,081
Contributions in aid of construction	1,577	1,551
Commitments and contingencies
Total capitalization and liabilities	$32,830	$30,298

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